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                                                                  Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Post-effective Amendment No. 8 to the Registration Statement on Form S-11 of our reports dated March 15, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Corporate Property Associates 16 - Global Incorporated, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
October 31, 2005